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                                                                   EXHIBIT 3.9

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                      HOECHST DIAGNOSTICS HOLDING COMPANY

                       *********************************

                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                               STATE OF DELAWARE

                       *********************************

    Steven W. Barnes, being the President of Hoechst Diagnostics Holding Company, a corporation organized and existing under any and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

    FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions. The resolutions setting forth the proposed amendment is as follows:

        RESOLVED, effective JANUARY 1, 1998 and subject to the approval of the sole stockholder, Article 1 of the Certificate of Incorporation of Hoechst Diagnostics Holding Company be amended so that, as amended, Article I shall read as follows:

           "1. THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS SYVA DIAGNOSTICS HOLDING COMPANY"

        FURTHER RESOLVED, that this amendment be submitted to the sole stockholder for approval and adoption; and

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, and upon written consent of the sole stockholder of said Corporation, with notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, as required by statue was voted in favor of the amendments.

    THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of Certificate of
Incorporation this       day of             1997.

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                                                        HOECHST DIAGNOSTICS HOLDING COMPANY
                                                               a Delaware Corporation

                                               By:
                                                    ------------------------------------------------
                                                    Steven W. Barnes
                                                    President
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                          CERTIFICATE OF INCORPORATION
                                       OF
                       HOECHST DIAGNOSTICS HOLDING COMPANY

1.   The name of the corporation is:
                       HOECHST DIAGNOSTICS HOLDING COMPANY

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand common (1,000) and the par value of each such shares is Ten Cents ($0.10), amounting in the aggregate to One Hundred Dollars ($100.00).

5. The Board of Directors is authorized to make, alter or repeal the By-Laws of the corporation. Election of Directors need not be by written ballot.

6. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or

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     (iv) for any transaction from which the director derived an improper personal benefit.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

7. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the board of Directors in the By-Laws of the Corporation.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.   The name and address of the incorporator is:
               Julie K. Chapin
               Hoechst Celanese Corporation
               Rt. 202-206
               Bridgewater, NJ

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of May, 1995.


                                                           /s/ Julie K. Chapin
                                                           --------------------
                                                           Julie K. Chapin